LOCKUP AGREEMENT

This AGREEMENT (the “Agreement”) is effective as of (the “Effective Date”), by _____________ (the “Holder”), maintaining an address at  _____________, in connection with his or its ownership of shares of ForgeHouse, Inc., a Nevada corporation (the “Company”).

WHEREAS, Holder is the beneficial owner of the amount of securities designated on the signature page hereto (the “Securities”).

WHEREAS, Holder acknowledges that the Company has entered into an Agreement and Plan of Exchange (the “Exchange Agreement”) with certain of the then members of ForgeHouse LLC, a Georgia limited liability company (each a “Member” and collectively, the “Members”), effective as of the date hereof (the “Exchange”).

WHEREAS, Holder understands that, as a condition concurrent to the closing of the Exchange, the Company has required the Holder’s agreement to refrain from selling any securities of the Company, however acquired, as detailed in this Agreement.

WHEREAS, the Holder has entered into this Agreement in connection with obtaining such Securities.

NOW, THEREFORE, BE IT RESOLVED, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1. Sale Restriction.

a. The period of time during which the securities shall be subject to the restrictions described herein shall commence on the Effective Date and shall terminate two years thereafter (the “Restriction Period”).

b. The following legend shall be contained on the certificate representing the Holder’s Securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON RESALE AND MAY NOT BE HYPOTHECATED, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF PURSUANT TO THE TERMS AND CONDITIONS OF A LOCKUP AGREEMENT THAT MAY BE EXAMINED AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY OR MAY BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE STOCKHOLDER.

c. The Holder hereby agrees that during the Restriction Period and without the prior written consent of the Company, which may be withheld, delayed, or denied for any reason or for no reason, the Holder will not sell, transfer or otherwise dispose of any Securities during the Restriction Period, other than in connection with an offer made to all stockholders of the Company in connection with merger, consolidation, or similar transaction involving the Company and except in accordance with Sections 1(e) and 2 of this Agreement. Further, except in connection with a transaction described in the immediately preceding sentence, during the Restriction Period, the Holder may not hypothecate, pledge, transfer, or otherwise dispose of or derive economic value from (whether in the form of a sale, hypothecation, lending arrangement, or any other method by which any transfer of partial or full record or beneficial ownership or value thereof) any of the Securities. The Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of Securities in violation of this Agreement. In connection with this Agreement, the Company hereby agrees to use commercially reasonable efforts not to allow any transaction inconsistent with this Section 1. Upon the expiration of the Restriction Period, the Holder will no longer be subject to any potential contractual restrictions on the disposition of any of the Securities.

d. The Holder may, at any time and from time to time during the Restriction Period, transfer all or a portion of the Securities (i) as bona fide gifts or transfers by will or intestacy and (ii) to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided, however, that any such transfer shall not involve a disposition for value; provided, further, that, in the case of any gift or transfer described in clauses (i) and (ii), each donee or transferee, or its legal representative, agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the Holder.

2. Right of First Refusal; Trickle.

a. Each of the Holder and certain of the individual Members (each, an “Individual,” and collectively, the “Individuals”) is currently providing services to the Company. If, during the Restriction Period, an Individual is dismissed for “Cause” (as defined in the Exchange Agreement) or shall terminate employment for any reason other than for “Good Reason” (as defined in the Exchange Agreement), and notwithstanding the prohibitions and provisions of Section 1, above, all of the Securities then-owned by such Individual shall be subject to a right of first refusal in favor of all other Individuals as a group (on a pro-rata basis) and, in respect of any such Securities then remaining unpurchased, thereafter in favor of holders of the Company’s Series A preferred stock as a group (on a pro-rata basis). The right of first refusal conferred in this Section 2(a) upon said holders of the Company’s Series A preferred stock shall not be adversely affected by the conversion of some or all of the holders’ shares of the Company’s Series A preferred stock into shares of the Company’s common stock, provided that said holders retain ownership of such shares. The per-share right of first refusal price shall be equal to the lesser of (i) ninety percent (90%) of the 10-day volume-weighted average trading prices for the ten trading days prior to such termination of employment or (ii) $0.75.

b. If the Holder is dismissed by the Company as an employee for any reason other than for Cause or terminates employment for Good Reason (the “Terminated Individual”), such Terminated Individual may, at any time and from time to time during the Restriction Period, sell, transfer, or otherwise dispose of shares of common stock (owned of record or beneficially or underlying such Terminated Individual’s options to purchase shares of common stock), subject to the limitations and in the manner set forth hereinafter in this Section 2(b). Such dispositions shall be (i) to any other stockholder of the Company at a price per share no less than the average of the high and low closing price, if the common stock is then-listed on a national securities exchange, or, if not so listed, the average of the high and low bid price, in either case, as of the immediately preceding business day; (ii) in “brokers’ transactions” within the meaning of Section 4(4) of the Securities Act of 1933, as amended, and as further defined in Rule 144(g) promulgated by the Securities and Exchange Commission thereunder; or (iii) in transactions directly with a “market maker,” as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. Such dispositions, in aggregate, shall not exceed the Trickle Amount (as defined below) in each calendar quarter from and after such dismissal. Aggregate dispositions during partial calendar quarters shall be on a pro-rata basis. Any unused allocation of the aggregate dispositions shall not carry-over to any subsequent quarter. For the purposes of this Section 2(b), “Trickle Amount” shall mean $25,000 in Value (as defined below) per beneficial owner, that is a Terminated Individual; and “Value” shall mean, in the case of (i), above, the product of the number of shares sold multiplied by the relevant average price, and in the case of (ii) and (iii), above, the net value received from sales in ordinary brokerage transactions or to a market maker. For clarity, if such “Terminated Individual” is John Britchford-Steel or Jose Alonso and any relevant shares are held of record by TWE International, LLC and/or any successor trust or entity, then such Trickle Amount shall relate to such person’s beneficial interest in such shares, aggregated with the shares underlying such person’s options to purchase common stock; and if such “Terminated Individual” is Patrick Palmer or Gina Palmer and any relevant shares are held of record by Palmer Trust and/or any successor trust or entity, then such Trickle Amount shall relate to such person’s beneficial interest in such shares, aggregated with the shares underlying such person’s options to purchase common stock.

c. Notwithstanding anything contained in this Section 2, this Section 2 does not provide to any Individual any rights, privileges, or guarantees with regard to employment at or with the Company or any of its affiliates as of the date hereof or any time subsequent to the date hereof.

3. Miscellaneous.

a. At any time, and from time to time, after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

b. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state and federal courts seated in Clark County, Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

c. Notice to the Company: All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: ForgeHouse, Inc., 1575 Northside Drive Building 300, Suite 375, Atlanta, Georgia 30318, Attn: President, facsimile: (404) 603-9775, with a copy by facsimile only to: Bryan Cave LLP, 1900 Main street, Suite 700, Irvine, CA 92614, Attn: Randolf W. Katz, Esq., facsimile: (949) 223-7100 (or to such other address or facsimile numbers as the Company by notice to the Holder may designate in writing or via electronic mail from time to time), (ii) if to the Holder, to: the address and facsimile number indicated on first page of this Agreement.

d. Notice to the Holder. Holder hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other transaction document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to Holder at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Holder irrevocably appoints the Company its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Holder with the same force and validity as if served upon Holder.

e. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

f. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

g. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

h. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

i. The Holder acknowledges that this Agreement is being entered into for the benefit of the Company, may be enforced by the Company and may not be amended without the consent of the Company, which may be withheld for any reason.

[Signatures continued on following page.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

Number of Shares of Common Stock Actually Owned: _____________

Number of Options Actually Owned: _____________

Number of Shares of Common Stock Underlying Options: _____________

COMPANY:

FORGEHOUSE, INC., a Nevada corporation

By: